UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 3, 2008

Adolor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30039	31-1429198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 3, 2008, in connection with its application for extension of confidential treatment, Adolor Corporation (the “Company”) re-filed that certain Option and License Agreement effective June 10, 1998 by and between the Company and Roberts Laboratories Inc. (the “Roberts Agreement”) in order to include in the Company’s publicly filed materials certain portions of the Roberts Agreement for which confidential treatment was previously granted but for which such treatment is no longer necessary. The Roberts Agreement was originally filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-96333) filed on February 8, 2000. A copy of the Roberts Agreement is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1   Option and License Agreement effective June 10, 1998 by and between Adolor Corporation and Roberts Laboratories Inc.1

[1]	Confidential treatment has been requested with respect to portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Stephen W. Webster
Name:	Stephen W. Webster
Title:	Senior Vice President, Finance and Chief Financial Officer

Dated: September 3, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Option and License Agreement effective June 10, 1998 by and between Adolor Corporation and Roberts Laboratories Inc.[1]

[1]	Confidential treatment has been requested with respect to portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.